UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 28, 2005
                                                          -----------------

                                CBRL GROUP, INC.


 Tennessee                          0-25225                           62-1749513
(State or Other               (Commission File Number)        (I.R.S. Employer
Jurisdiction                                                 Identification No.)
of Incorporation)

                  305 Hartmann Drive, Lebanon, Tennessee 37087

                                 (615) 444-5533


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         On July 28, 2005, the following compensatory plans or arrangements were approved for certain officers and/or directors of the Company. Each of the plans or arrangements, with the exception of the establishment of officer salaries for the Company's 2006 fiscal year ("2006") and establishment of director compensation, was established pursuant to and comprises a part of the 2002 Omnibus Incentive Compensation Plan (the "Omnibus Plan").


FY 2006 Annual Bonus Plan  (the "Bonus Plan")
-------------------------

         The Bonus Plan was adopted in order to reward officers of the Company and its subsidiaries for the Company's financial performance during 2006 and to further align their interests with those of the Company's shareholders. The level of bonus is based upon achievement of goals relative to consolidated net income, operating income margin and revenue growth, or in the case of participants who are employees of the Company's subsidiaries, operating income, store operating income margin and revenue growth of the subsidiaries. The Company intends for payments under the Bonus Plan to qualify as "performance based" compensation under Section 162(m) of the Internal Revenue Code to the maximum amount allowed under the Omnibus Plan.

         The bonus to be paid under the Bonus Plan to each of the top 5 most highly compensated officers of the Company and its subsidiaries (the "Named Executive Officers") for the Company's 2005 fiscal year ("2005"), among others, if the Company reaches the target or maximum performance goals established by the Compensation and Stock Option Committee (the "Committee") is equal to the applicable percentage, as set forth in the chart below, of such officer's salary. If performance is below the threshold levels (i.e., equal to 2005 net income or in the case of officers of subsidiaries, operating income of the applicable subsidiary), no bonus will be paid. At threshold levels, each officer would achieve 36% of his target bonus percentage. If the performance level is between the threshold and target performance levels (as shown below) or between the target and maximum levels (as shown below), then each such officer shall receive a payment on a graduated scale.

Name                                                Target            Maximum
------------                                      ----------        -----------
Michael A. Woodhouse,                                200%              450%
Chairman of the Board and
Chief Executive Officer

Lawrence E. White,                                   110%             247.5%
Senior Vice President, Finance
and Chief Financial Officer

Cyril J. Taylor,                                     120%             367.5%
President and Chief Operating Officer,
Cracker Barrel Old Country Store, Inc.

David L. Gilbert,                                    100%             306.25%
Chief Administrative Officer,
Cracker Barrel Old Country Store, Inc.

Tom Vogel,                                           100%             306.25%
President and Chief Operating Officer,
Logan's Roadhouse, Inc.


FY 2006 LTI Plan (the "LTI Plan")
----------------

          The LTI Plan was adopted in order to encourage, by incentives, certain key executives to contribute to the long-term financial performance of, and to remain with, the Company. The LTI Plan is comprised of two equal elements: the 2006 Mid-Term Incentive Retention Plan (the "MTIRP") and the Annual Stock Option Grant (the "Option Grant"). The value of Option Grants under the LTI Plan will be equal to a participant's target percentage (as set forth below for the Named Executive Officers) times the participant's 2006 beginning base salary times a performance factor based on degree of achievement of the Company's or subsidiaries', as applicable, 2005 performance relative to the Company's or subsidiaries', as applicable, 2005 annual plans, which performance will be determined after the close of 2005. This value will be divided by a generally accepted option valuation methodology to determine the number of options awarded. No Option Grants have yet been made under the LTI Plan.

         MTIRP participants receive awards consisting of restricted stock or restricted stock and cash if the Company or its subsidiaries, as applicable, achieve certain pre-established goals consisting of revenue growth and return on average adjusted invested capital, as defined in the MTIRP, during 2006 (the "MTIRP Award"). MTIRP Awards, while earned based on 2006 actual results, cliff vest at the end of the Company's 2008 fiscal year.

         The award to be paid under the MTIRP to each of the Named Executive Officers if the Company or the subsidiaries reach the target or maximum performance goals established by the Committee is equal to the applicable percentage, as set forth in the chart below, of such officer's beginning base salary. A minimum award equal to 50% of the target times a participant's 2006 beginning base salary is earned under the MTIRP. If the performance level falls between the minimum level and target levels or between the target and maximum levels, then each such officer shall receive a payment on a graduated scale commensurate with specified performance levels.

        Name                                Target            Maximum
        ----                                ------            -------
        Mr. Woodhouse                        175%              350%
        Mr. White                             60%              120%
        Mr. Taylor                          87.5%              175%
        Mr. Gilbert                           60%              120%
        Mr. Vogel                             60%              120%



CBRL Group, Inc. Targeted Retention Plan  (the "Retention Plan")
----------------------------------------

         The Retention Plan was adopted in order to provide incentives to certain officers and other key employees of the Company and its subsidiaries to remain in their positions and achieve results that are aligned with shareholder interests. The participants in the Retention Plan will be designated by the Committee from time to time during 2006. The Retention Plan provides for a grant of that number of shares of the Company's common stock ("Retention Shares") determined by dividing (i) a value assigned by the Committee at the time the award is made (the "Award Value") that may not exceed the greater of (a) the product of 2 times the participant's 2006 beginning base salary, or (b) the participant's salary plus the actual bonus paid (or accrued) in 2006 (the "2006 Compensation") by (ii) the fair market value of the Company's common stock on the last trading day of 2006 (for participants whose Award Value is based on his or her 2006 Compensation) or the date of the award (for all other participants). Retention Shares vest and will be distributed according to vesting schedules determined with each award. No awards have been made under the Retention Plan to date.



Stock Ownership Achievement Incentive Plan (the "Ownership Plan")
------------------------------------------

         The Ownership Plan was adopted in order to encourage the early attainment of the stock ownership guidelines (the "Ownership Guidelines") for certain officers of the Company and its subsidiaries ("Covered Officers") (such Ownership Guidelines are posted on the Company's website at www.cbrlgroup.com). The Ownership Guidelines set forth certain share ownership requirements that the Covered Officers are expected to attain over a five-year period. Under the Ownership Plan, a Covered Officer will be awarded common stock in the amount of the greater of 100 shares or two percent (2%) of the number of shares specified in the Ownership Guidelines for such Covered Officer, if the Covered Officer achieves certain specified progress each year during the five-year period toward the Ownership Guidelines. In future years, failure to achieve specified ongoing progress toward share ownership requirements would result in reduced Option Grants under the LTI Plan.

         On July 28, 2005, it was determined that each of the following Named Executive Officers had achieved the specified progress and, accordingly, shall be awarded the following respective number of shares on August 1, 2005, the first business day of the Company's 2006 fiscal year:

                     Mr. Woodhouse             1,400
                     Mr. White                   300
                     Mr. Taylor                  100
                     Mr. Gilbert                 200
                     Mr. Vogel                   200



FY06 Salaries for Named Executive Officers
------------------------------------------

         The Compensation Committee approved the following salaries for 2006 for the Named Executive Officers (other than Mr. Woodhouse, whose 2006 salary was previously approved and disclosed in a Form 8-K filing on July 1, 2005):

                     Mr. White                $425,000
                     Mr. Taylor               $475,000
                     Mr. Gilbert              $364,000
                     Mr. Vogel                $375,000



Director Compensation
---------------------
         The following schedule of compensation for the directors of the Company who are not otherwise officers or employees of the Company or any of its subsidiaries or affiliates (the "Non-Employee Directors") are effective for 2006:

     o Annual retainer fee*                                         $45,000
       Annual retainer fee for Lead Independent Director*           $75,000

     o Additional annual retainer fee paid to chairperson of each committee*
          Audit Committee                                           $18,000
          Compensation and Stock Option Committee                   $13,000
          All other Committees                                      $ 8,000

     o Committee meeting fees for each meeting attended
          Audit Committee                                           $ 2,000
          Compensation and Stock Option Committee                   $ 2,000
          All other Committees                                      $ 1,500

     o Annual grant of 2,000 shares of restricted stock, with 3-year cliff vesting, upon election/re-election to the Board

     o Annual option to acquire up to 1,000 shares of common stock, vesting at the rate of 33 1/3% per year for 3 years, upon election/re-election to the Board

         Non-Employee Directors also shall be reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings.

         Non-Employee Directors are offered the option to participate in the Company's Deferred Compensation Plan. The Deferred Compensation Plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar quarter) plus 1.5%.



* Payable in quarterly installments; no meeting fees other than for committee meetings

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On July 29, 2005, the Company issued the press release that is filed as
Exhibit 99 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim, announcing the election of Richard J. Dobkin to its Board of Directors effective immediately. Mr. Dobkin, who was elected to the Board on July 28, 2005, has not yet been appointed to any committees of the Board.

         There are no arrangements or understandings between Mr. Dobkin and any other persons pursuant to which he was selected as a director of the Company. Mr. Dobkin has not been a party to any transactions that would be required to be reported under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.



Item 9.01 Financial Statements and Exhibits

(a) Financial Statements. None

(b) Pro Forma Financial Information. None

(c) Exhibits.

    99   Press Release issued by CBRL Group, Inc. dated July 29, 2005

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2005                      CBRL GROUP, INC.


                                            By: /s/ N.B. Forrest Shoaf
                                               ---------------------------------
                                            Name: N.B. Forrest Shoaf
                                            Title: Senior Vice President,
                                                   Secretary and General Counsel